Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 05/31/2005 Determination Date: 06/10/2005 Distribution Date: 06/15/2005

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance

A Factors per Thousand	3.4300%	83,700,000.00	18,352,785.39	52,100.48 0.62246691	339,367.98 4.05457563	0.00	339,367.98 4.05457563	391,468.46 4.67704253	18,013,417.41 215.21406703

B Factors per Thousand	3.8500%	6,300,000.00	1,381,392.38	4,401.73 0.69868730	25,543.83 4.05457619	0.00	25,543.83 4.05457619	29,945.56 4.75326349	1,355,848.55 215.21405556

Pool Totals		90,000,000.00	19,734,177.77	56,502.21 0.62780233	364,911.81 4.05457567	0.00	364,911.81 4.05457567	421,414.02 4.68237800	19,369,265.96 215.21406622

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	52,458.30	(357.82)	52,100.48	3.4300%	0.00
B	4,431.90	(30.17)	4,401.73	3.8500%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 05/31/2005 Determination Date: 06/10/2005 Distribution Date: 06/15/2005

Schedule of Remittance

Aggregate Amount Received	593,075.94
Amount Available in the Spread Account	1,847,909.76
Interest Earnings on Spread Account	3,367.96
Monthly Advances	0.00
(Servicing Fee) *	(19,545.66)
(Premium Protection Fee)	(25,153.29)
(Unreimbursed Monthly Advances)	0.00

Available Funds	2,399,654.71

Bond Interest Distributed	56,502.21
Bond Principal Distributed	364,911.81
Escrow Fee	986.71
Specified Spread Account Requirement	1,844,716.12
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	132,537.86

2,399,654.71

Collateral Information

Aggregate Beginning Principal Balance of Loans		19,734,177.77
Aggregate Ending Principal Balance of Loans		19,369,265.96
Principal Prepayments (Number / Amount)	8	224,145.15
Curtailments		2,303.51
Excess and Monthly Payments		138,463.15
Recoveries on Previous Realized Losses		58,741.51
Interest Received		169,422.62
Amount of Monthly Advance		0.00
Compensating Interest		214.71
Liquidated Losses (Current / Cumulative)	0.00	2,007,917.62
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	5,896,874.72
Specified Spread Account Requirement		1,844,716.12
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,977,253.98
Excess Spread / Extra Interest	46,699.42	63,664.20
Weighted Average SBA Loan Interest Rate		7.7511%
Weighted Average Maturity		146.186

Servicer Withdrawals from Principal and Interest Account

Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposited in the account in error		$0.00
Servicing Compensation (paid prior month)		$23,391.82

* In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	05/31/2005 06/10/2005 06/15/2005

Exhibit K

Outstanding Balance - Pool	19,369,265.96
# Accounts	285

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	38	2,522,077.92	13.021%
Delinquent 30-59 Days	1	43,534.22	0.225%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	4	237,444.35	1.226%
Delinquent 180-719	4	417,399.59	2.155%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	47	3,220,456.08	16.627%

Outstanding Balance - Gross	68,619,244.25
# Accounts	285

Delinquent Information	# Loans	Gross Amount	Gross %

Delinquent 1-29 Days	38	10,088,297.80	14.702%
Delinquent 30-59 Days	1	174,136.56	0.254%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	4	949,776.08	1.384%
Delinquent 180-719	4	1,393,488.71	2.031%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	47	12,605,699.15	18.371%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	05/31/2005 06/10/2005 06/15/2005

Series 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class B	Pool
(ii)		219	219	219
(iii)		0	0	2
(iv)		0	0	0
(v)		0	0	2
(x) (a&b)	(i)	1	1	1
	(ii)	0	0	0
	(iii)	0	0	0
	total	1	1	1

(x) (c&d)	(i)	4	4	4
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v)	0	0	0
	(vi)	0	0	0
	(vii)	0	0	0
	total	4	4	4

(xii)		215	215	215

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	05/31/2005 06/10/2005 06/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300